EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 2001 (except with respect to the matter discussed in Note 13, as to which the date is February 9, 2001) included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statement Form S-3, File No. 333-09691 and Form S-8 Registration Statements, No. 333-22741, No. 333-22742, No. 333-39664, No. 333-57001, No. 333-57005, No. 333-58102, No. 333-62100, and No. 333-77217.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 12, 2001